UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2015, Epiq Systems, Inc. (“Epiq”) held its 2015 annual meeting of shareholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Epiq’s Proxy Statement filed with the Securities and Exchange Commission on May 29, 2015. Shareholders voted as follows on the matters presented for a vote.

1.	All nominees for election to Epiq’s Board of Directors were elected to hold office until the 2016 annual meeting of shareholders and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal, disqualification or death, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Tom W. Olofson	25,893,726	8,076,420	600,000	2,091,215
James A. Byrnes	23,726,179	10,243,817	750,000	2,091,215
Charles C. Connely, IV	18,820,578	15,149,418	750,000	2,091,215
Edward M. Connolly, Jr.	20,576,877	13,393,119	750,000	2,091,215
Douglas M. Gaston	24,052,650	9,917,346	750,000	2,091,215
Joel Pelofsky	23,958,375	10,011,621	750,000	2,091,215
Kevin L. Robert	33,107,746	862,250	750,000	2,091,215
W. Bryan Satterlee	23,218,235	10,751,761	750,000	2,091,215
Brad D. Scott	31,593,995	2,376,001	750,000	2,091,215

2.	The proposal to approve, on a non-binding, advisory basis, executive compensation was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
20,169,512	13,789,800	11,434	2,091,215

3.	The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Epiq for the fiscal year ending December 31, 2015 was approved based on the following votes:

For	Against	Abstain
33,476,226	2,583,896	1,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: July 9, 2015

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director